Exhibit 16.1

November 17, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

Endo Networks, Inc. (the "Company") has provided to us a copy of the Company's response to Item 4.01 of Form 8-K to be filed on November 17, 2006. We have read the Company's statements included under Item 4.01 of its Form 8-K and we agree with the statements insofar as they relate to our firm.

Very truly yours,

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
(formerly Lopez, Blevins, Bork & Associates, LLP)